UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor
New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 31, 2014, the Board of Directors of Resource Capital Corp. (the “Company”) amended the Amended and Restated Bylaws of the Company to provide that director nominees in an election that is not a contested election shall be elected by the affirmative vote of a majority of the votes cast at the meeting at which their election has been proposed. The amended bylaw retains the standard that, in a contested election, the director nominees receiving the highest number of votes will be elected.
In connection with the bylaw amendment, the Company’s Board of Directors also amended the Company’s Corporate Governance Guidelines to require that a director in an uncontested election who receives a greater number of votes “against” his or her election than “for” such election, submit his or her resignation to the Board’s Nominating Committee. The Nominating Committee must recommend to the Board the action to be taken with respect to the resignation, and the Board must act with respect to such resignation, in each case within a reasonable period of time.
The amendments to the Company’s Bylaws and Corporate Governance Guidelines were effective on the date of adoption.
A copy of the Company’s Amended and Restated Bylaws, and Corporate Governance Guidelines, each amended as described above, are Exhibit 3.1 and Exhibit 99.1, respectively, to this report.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws (As Amended January 31, 2014)

99.1	Corporate Governance Guidelines (As Amended January 31, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource Capital Corp.

Dated: February 4, 2014	By: /s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws (As Amended January 31, 2014)

99.1	Corporate Governance Guidelines (As Amended January 31, 2014)